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                                                                    EXHIBIT 99.1
                                                                    ------------
                                                                   Press Release

SEPRACOR OVER-ALLOTMENT OPTION EXERCISED IN FULL

MARLBOROUGH, Mass., March 8/PRNewswire/ -- Sepracor Inc. (Nasdaq: SEPR - NEWS) today announced that it has been informed of the exercise of the full over-allotment option associated with its $400 million offering of Convertible Subordinated Debentures due 2007. Gross proceeds of the over-allotment option are $60 million.

The Debentures have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to an applicable exemption from the Securities Act registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

To receive a copy of this release or any recent release via fax, call Sepracor's automated news fax line at 1-800-758-5804 ext. 780960, or visit the Company's web site at WWW.SEPRACOR.COM.

Contacts:
    -   David P. Southwell
    -   Chief Financial Officer
    -   Sepracor Inc.
    -   Jonae R. Barnes
    -   Executive Director
    -   Investor Relations
    -   Sepracor Inc.
    -   (508) 481-6700